Exhibit 10.4

THIS INSTRUMENT IS SUBORDINATED TO ALL INDEBTEDNESS NOW OR HEREAFTER OWING BY THE MAKER TO CITY NATIONAL BANK OF FLORIDA, AS PROVIDED IN THAT CERTAIN SUBORDINATION OF DEBT AGREEMENT DATED AS OF JANUARY 18, 2024.

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT dated as of January 18, 2024 (as amended, modified, restated or supplemented from time to time, this “Agreement”) is by and among the parties identified as “Obligors” on the signature pages hereto and such other parties as may become Obligors hereunder after the date hereof (individually an “Obligor”, and collectively the “Obligors”) and EW Healthcare Partners, L.P., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Note Purchase and Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), dated as of January 18, 2024, by and among Venus Concept Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, each Investor from time to time party thereto, and the Collateral Agent, the Company has issued certain secured convertible notes (the “Notes”) to the Investors;

WHEREAS, it is required under the terms of the Note Purchase Agreement and the Notes that the Guarantors shall have provided the guaranty set forth in this Agreement;

WHEREAS, it is required under the terms of the Note Purchase Agreement and the Notes that the Grantors shall have granted, pledged and assigned the security interests and undertaken the obligations contemplated by this Agreement; and

WHEREAS, this Agreement is required under the terms of the Note Purchase Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)          Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement or the Notes, as the context may require.

(b)       The following terms shall have the meanings assigned thereto in the UCC (defined below):  Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangibles, Proceeds, Securities Account, Securities Entitlement, Securities Intermediary, Security, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper.

(c)          As used herein, the following terms shall have the meanings set forth below:

“Additional Pledged Shares” means one hundred percent (100%) of the issued and outstanding Equity Interests of any Person that becomes an Obligor hereunder, including without limitation, the certificates (or other agreements or instruments) representing such Equity Interests and all options and other rights, contractual or otherwise, with respect thereto.

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Collateral Agent in its reasonable judgment.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a finance lease on the balance sheet of that Person.

“Company” has the meaning provided in the introductory paragraph hereof.

“Collateral” has the meaning provided in Section 3 hereof.

 “Collateral and Guarantee Requirement” means the requirement of the Obligors to cause the Notes to be secured by assets of the Obligors, as of any date of determination, constituting at least fifty percent (50%) of the consolidated net tangible assets (determined in accordance with GAAP, consistently applied) of the Company and its Subsidiaries (the “Threshold Level”), determined (a) solely as of the date of the Collateral and Guarantee Test Trigger, (b) without regard to any Subsidiaries acquired by any Obligor following the Closing Date and (c) without regard to any assets acquired following the Closing Date in an acquisition of substantially all of the assets of another Person or operating division thereof by any of the Company’s Subsidiaries which is not an Obligor.

“Collateral and Guarantee Test Trigger” means the sale, transfer, exclusive license, lease or other disposition by any Obligor of a material portion of the consolidated net tangible assets of the Company and its Subsidiaries, taken as a whole, outside of the ordinary course of business to any entity which is not, at the time of such transfer or other disposition, an Obligor.

“Collateral Agent” has the meaning provided in the introductory paragraph hereof.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to and (b) all copyright rights under the copyright laws of the United States, Canada, Israel and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Israeli Companies Law, the Israeli Companies Ordinance, the Israeli Bankruptcy Ordinance, the Israeli Insolvency and Economic Rehabilitation Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada, Israel or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (pursuant to a sinking fund obligation or otherwise) or is redeemable at the option of the holder thereof (in whole or in part), in any such case at any time prior to the one hundred eighty-first (181st) day after the Maturity Date in effect at the time of issuance of such Equity Interest, (b) requires the payment of any cash dividends at any time prior to the one hundred eighty-first (181st) day after the Maturity Date in effect at the time of issuance of such Equity Interest, (c) contains any repurchase obligation which may come into effect prior to the one hundred eighty-first (181st) day after the Maturity Date in effect at the time of issuance of such Equity Interest, or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in any such case at any time prior to the one hundred eighty-first (181st) day after the Maturity Date in effect at the time of issuance of such Equity Interest; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the one hundred eighty-first (181st) day after the Maturity Date in effect at the time of issuance of such Equity Interest shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Maturity Date.

“Domain Names” means all domain names and URLs that are registered and/or owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Drug or Device Application” means a New Drug Application, an Abbreviated New Drug Application, or a product license application, as those terms are defined in the FDCA, for any Product, as appropriate, in each case of any Grantor.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that Equity Interests shall not include Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Interests of the Company.

“ERC Claim” means the Grantors’ rights to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind) from the IRS in respect of the employee retention credits claimed by the Company and Venus Concept USA, Inc. on account of qualified wages paid by the Grantors and identified as a “Claim for Refund” under Form 941-X Adjusted Employer’s Quarterly Federal Tax Return or Claim for Refund for the first and second quarter of 2021, filed with the IRS on or about September 19, 2023 in the aggregate amount of $1,619,206 as set forth in line item 27 of Part 3 thereof.

“Excluded Account” means (a) deposit accounts established solely as payroll, trust, employee benefit and other zero balance accounts, (b) deposit accounts securing reimbursement obligations for credit cards or letters of credit, (c) those certain deposit accounts of Venus Canada maintained by RBC Royal Bank with account numbers ending with x-9637, x-1954 and x-7463, (d) other deposit accounts, so long as at any time the aggregate balance in all such accounts does not exceed $200,000.

“Excluded Property” means, with respect to any Grantor, including any Person that becomes a Grantor after the date of this Agreement, (a) solely with respect to any Grantor organized in the United States, Canada or Israel, any personal property (including, without limitation, motor vehicles of any Grantor organized in the United States) in respect of which perfection of a Lien is not either (i) governed by the UCC, the PPSA, the Israeli Companies Law or the Israeli Companies Ordinance, respectively or (ii) effected by appropriate evidence of the Lien being filed in the United States Copyright Office, the United States Patent and Trademark Office, the Canadian Intellectual Property Office or the Israel Patent Office, (b) any property which is subject to a Lien in connection with “purchase money” Indebtedness pursuant to documents which prohibit such Grantor from granting any other Liens in such property, (c) any leasehold interest of any Grantor in real property, (d) any Excluded Accounts, (e) any real or personal property as to which the Collateral Agent and the Company agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom, (f) solely with respect to any Grantor organized under the laws of the United States or Canada, any permit, lease, license, contract or other agreement if the grant of a security interest in such permit, lease, license, contract or other agreement in the manner contemplated by the Transaction Documents, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in this clause (f) on the security interests granted under the Transaction Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC, the PPSA or any other applicable law, in each case, that has the effect of permitting the grant of a security interest and preventing any termination, acceleration or alteration of such Grantor’s rights, titles and interests thereunder as a result of such grant of a security interest and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, permit, lease, license, contract or other agreement, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other agreement shall be automatically and simultaneously granted under the Transaction Documents and such permit, lease, license, contract or other agreement shall be included as Collateral, (g) Equity Interests in any Subsidiary of the Company (other than Wholly Owned Subsidiaries of the Company) organized outside of the United States to the extent that the pledge of such Equity Interests is not permitted by the terms of such Subsidiary’s Organization Documents, (h) Equity Interests in any Subsidiary to the extent that the pledge thereof is prohibited by applicable law; provided, that, (i) any such limitation described in this clause (h) on the security interests granted under the Transaction Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC, the PPSA or any other applicable law, in each case, that has the effect of permitting the grant of a security interest and preventing any termination, acceleration or alteration of such Grantor’s rights, titles and interests thereunder as a result of such grant of a security interest and (ii) in the event of the termination or elimination of any such prohibition, a security interest in such Equity Interests shall be automatically and simultaneously granted under the Transaction Documents and such Equity Interests shall be included as Collateral, (i) Equity Interests in any Subsidiary not organized in the United States to the extent that the pledge thereof would result in adverse tax consequences to the Company or its Subsidiaries (as reasonably determined by the Company) and (j) Excluded Shares.

“Excluded Shares” means one hundred percent (100%) of the issued and outstanding Equity Interests of any Subsidiary directly owned by any Grantor, including, without limitation, the certificates (or other agreements or instruments) representing such Equity Interests and all options and other rights, contractual or otherwise, with respect thereto, unless such Subsidiary is an Obligor hereunder.

 “FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (c) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all purchase money indebtedness and all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including, without limitation, any earn out obligations; (e) the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (h) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (g) above of another Person; and (i) all Funded Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person. For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Governmental Licenses” means all applications to and requests for approval from a Governmental Authority for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute a Product, including, without limitation, all filings filed with the FDA and Health Canada, and all authorizations issuing from a Governmental Authority based upon or as a result of such applications and requests, which are owned by any Grantor, acquired by any Grantor via assignment, purchase or otherwise or that any Grantor is licensed, authorized or otherwise granted rights under or to.

“Grantor” means each Person who is a party to this Agreement as a “Grantor” from time to time in accordance with the terms hereof. As of the date of this Agreement, the Grantors are Venus Concept USA Inc. and the Company.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Person who is a party to this Agreement as a “Guarantor” from time to time in accordance with the terms hereof. As of the date of this Agreement, the Guarantors are Venus Concept USA Inc., Venus Canada, and Venus Concept Ltd.

“Health Canada” means the Canadian Food Inspection Agency and Health Canada, as applicable.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all Funded Indebtedness; (b) the Swap Termination Value of any Swap Contract; (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and (d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“IP Rights” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, Copyrights, Domain Names, Patents, Trademarks, Proprietary Databases, Proprietary Software, Websites and Trade Secrets, including without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, chemistries, compositions, show-how, software (other than commercially available, off-the-shelf or open source), specifications for Products, techniques, technology, trade dress and all improvements thereof and thereto, which is owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“IRS” means the United States Internal Revenue Service.

“Israeli Companies Law” means the Israeli Companies Law, 1999, as amended.

“Israeli Companies Ordinance” means the Israeli Companies Ordinance [New Version], 1983, as amended.

“Israeli Guarantee Law” means the Israeli Guarantee Law, 1967, as amended.

“Israeli Guarantor” means, from time to time, each Person that is a party to this Agreement as a Guarantor that is organized under the laws of, or is registered or maintains a place of business (including an office for the transfer or registration of shares) in, Israel, together with their successors and permitted assigns, in each case, organized under the laws of, or registered or maintaining a place of business (including an office for the transfer or registration of shares) in, Israel.

“Israeli Insolvency and Economic Rehabilitation Law” means the Israeli Insolvency and Economic Rehabilitation Law, 5778-2018, as amended.

“Israeli Patent Office” means the office of Patents Registrar of the State of Israel.

“Israeli Pledge Law” means the Israeli Pledge Law, 1967, as amended.

“Madryn” means the collateral agent under the Pari Passu Intercreditor Agreement, which shall initially be Madryn Health Partners, LP.

“Madryn Guaranty & Security Agreement” means that certain Guaranty and Security Agreement, dated as of December 9, 2020, by and among the Company, the Guarantors from time to time party thereto, and Madryn Health Partners, LP, as collateral agent.

“Material IP Rights” means IP Rights that (a) are material to the operations, business, property or condition (financial or otherwise) of the Grantors or their licensee(s) or (b) the loss of which could reasonably be expected to have a Material Adverse Effect.

“Note Purchase Agreement” has the meaning provided in the recitals hereof.

“Notes” has the meaning provided in the recitals hereof.

“Obligations” means (a) all advances to, and all debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Transaction Document or otherwise with respect to the Notes and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding but excluding, in all cases, all liabilities, obligations, covenants and duties of any Obligor under any Transaction Document relating solely to the Equity Interests into which the Notes may be converted (including, without limitation, the registration rights relating thereto).

 “Obligor” has the meaning provided in the introductory paragraph hereof.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction (including articles of association with respect to any company organized in Israel)), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction), and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Pari Passu Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof by and among the Collateral Agent, the Investors, Madryn and certain Affiliates of Madryn, as amended, restated, supplemented or otherwise modified from time to time.

“Patent License” means any agreement, whether written or oral, providing for the grant of any right to make, use, offer for sale, import, sell or otherwise exploit any invention, in each case, under any Patent.

“Patents” means all registered letters patent and patent applications in the United States, Canada, Israel and all other countries (and all letters patent that issue therefrom) and all reissues, reexaminations, extensions, renewals, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, for the full term thereof, together with the right to claim the priority thereto and the right to sue for past infringement of any of the foregoing, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Permitted Senior Debt” means an amount of Indebtedness which ranks senior to the Obligations in right of payment and/or lien priority, not to exceed $70,000,000 in the aggregate at any time outstanding (excluding the amount of any capitalized interest thereon).

“Pledged Shares” means (a) one hundred percent (100%) of the issued and outstanding Equity Interests of each Subsidiary owned directly by a Grantor set forth on Schedule 3(a) attached hereto, together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following: (i) all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect thereof, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect thereof; and (ii) without affecting the obligations of the Grantors under any provision prohibiting such action hereunder or under the other Transaction Documents, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving Person, all Equity Interests of the successor Person formed by or resulting from such consolidation or merger, (b) all Additional Pledged Shares, and (c) all Accessions and all Proceeds of any and all of the foregoing.

“PPSA” means the Personal Property Security Act (Ontario); provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral granted pursuant to the Transaction Documents is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Product” means any product or service developed, manufactured, marketed, imported or offered for sale, sold, used, distributed or otherwise commercialized by any Obligor or any Subsidiary.

“Proprietary Databases” means any material non-public proprietary database or information repository that is owned by any Grantor or that any Grantor is licensed, authorized or otherwise granted rights under or to.

“Proprietary Software” means any proprietary software owned, licensed or otherwise used (other than any software that is generally commercially available, off-the-shelf and/or open source) including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Secured Parties” means, collectively, the Collateral Agent and the Investors, and “Secured Party” means any one of them.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Investor or any Affiliate of an Investor).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Threshold Level” has the meaning provided in the definition of “Collateral and Guarantee Requirement”.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof, Canada, Israel or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Trade Secrets” means any data or information that is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and (c) which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Venus Canada” means Venus Concept Canada Corp., an Ontario corporation.

“Website Agreements” means all agreements between any Grantor and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to any Grantor and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Websites” means all websites that any Grantor shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitation, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all intellectual property and proprietary rights in each of the foregoing.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time.  Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Company.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

2.           Guaranty.

(a)        The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to each Secured Party and the Collateral Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not satisfied in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly satisfied in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, the obligations of each Guarantor under this Agreement and the other Transaction Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

(b)       Obligations Unconditional. The obligations of the Guarantors under Section 2(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2(b) that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Guarantor for amounts paid under this Section 2 until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been satisfied in full.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i)          at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)          any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted;

(iii)      the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv)        any Lien granted to, or in favor of, any Secured Party as security for any of the Obligations shall fail to attach or be perfected; or

(v)          any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Secured Parties exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

(c)         Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d)          Certain Additional Waivers.

(i)          Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 2(b) and through the exercise of rights of contribution pursuant to Section 2(f).

(ii)         Without derogating from the generality of the foregoing Section 2(d)(i), each Israeli Guarantor agrees and confirms that neither the Israeli Guarantee Law nor the Israeli Pledge Law shall apply to this Agreement, and hereby does, and at all times shall, irrevocably and unconditionally waive, all rights and defenses that might otherwise have been or be available to it under the Israeli Guarantee Law (including sections 4(b), 4(c), 5(b)-(c), 6, 7(b), 8, 9, 11, 12, 15 and 17 thereof) or under the Israeli Pledge Law (including Sections 7(b), 13(b) and 20 thereof).

(e)         Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 4.2 of the Notes (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 4.3 of the Notes) for purposes of Section 2(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 2(a).  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Transaction Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

(f)         Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Transaction Documents and no Guarantor shall exercise such rights of contribution until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been satisfied in full.

(g)         Financial Assistance – Israeli Law. Without derogating from the generality of Section 2(d)(ii), if and to the extent that a payment in fulfilling a liability of an Israeli Guarantor under this Agreement would, at the time the payment is due, be restricted due to the payment being a prohibited distribution under Section 301(b) of the Companies Law, then the payment shall be made in the maximum amount permitted to be paid, provided, that, and without prejudice to any rights of the Collateral Agent and the Secured Parties to full payment, the limited payment shall not be less than all of such Israeli Guarantor’s funds capable of distribution in accordance with Section 302 of the Israeli Companies Law, and provided, further, that, the restriction (as may apply from time to time or not) shall not free the Israeli Guarantor from the payment liability in excess of the limited payment amount, but merely shall postpone the payment date of such excess until such time or times as further payment of the liability is not prohibited under Section 301(b) of the Companies Law, with payment of any unsatisfied liability repeatedly so postponed until the liability is satisfied in full.

(h)        Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 2 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

(i)          Interest Act (Canada). For the purposes of the Interest Act (Canada), and solely with respect to Venus Canada: (A) whenever a rate of interest or fee rate in any Transaction Document is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (B) the principle of deemed reinvestment of interest shall not apply to any such interest calculation and (C) the rates of interest stipulated thereby are intended to be nominal rates and not effective rates or yields.  Each Guarantor hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement, the Notes or any other Transaction Document, that the interest payable under this Agreement, the Notes any other Transaction Document and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

3.          Grant of Security Interest in the Collateral.  Subject to the terms of the Subordination Agreements, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Collateral”):

(a)          all Accounts;

(b)          all Chattel Paper;

(c)          all Commercial Tort Claims, including those identified on Schedule 3(c) attached hereto;

(d)          all Copyrights;

(e)          all Copyright Licenses;

(f)          all Deposit Accounts;

(g)          all Documents;

(h)          all Domain Names;

(i)          all Drug or Device Applications;

(j)          all Equipment;

(k)          all Fixtures;

(l)          all General Intangibles;

(m)          all Goods;

(n)          all Governmental Licenses;

(o)          all Instruments;

(p)          all Inventory;

(q)          all Investment Property;

(r)          all IP Rights;

(s)          all Letter-of-Credit Rights;

(t)          all Money;

(u)          all Patents;

(v)          all Patent Licenses;

(w)         all Payment Intangibles;

(x)          all Pledged Shares;

(y)          Proprietary Databases;

(z)           all Proprietary Software;

(aa)         all Software;

(bb)        all Supporting Obligations;

(cc)         all Trademarks;

(dd)        all Trademark Licenses;

(ee)         all Trade Secrets;

(ff)          all Websites;

(gg)        all Website Agreements;

(hh)        the ERC Claim; and

(ii)         all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any Excluded Property.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Grantor may from time to time hereafter deliver additional Equity Interests to the Collateral Agent or Madryn, as applicable, as collateral security for the Obligations.  Upon delivery to the Collateral Agent or Madryn, as applicable, such additional Equity Interests shall be deemed to be part of the Pledged Shares of such Grantor and shall be subject to the terms of this Agreement whether or not Schedule 3(a) is amended to refer to such additional Equity Interests.

The Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (ii) is not and shall not be construed as an assignment of any IP Rights.

4.          Provisions Relating to Accounts.  Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.          Representations and Warranties.  Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)          Ownership.  Each Grantor is the legal and beneficial owner of, or has rights to use, its Collateral and has the right to pledge, sell, assign or transfer the same.

(b)       Security Interest/Priority. This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by the filing of a UCC financing statement or other evidence of the interests granted herein with appropriate Governmental Authorities, shall constitute a valid, perfected security interest in such Collateral, to the extent such security interest can be perfected solely by filing a financing statement under the UCC or other evidence. Subject to the terms of the Subordination Agreements, with respect to any Collateral (excluding any Excluded Accounts) consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable depository bank or Securities Intermediary and the Collateral Agent of an agreement granting control to the Collateral Agent (or Madryn pursuant to the Pari Passu Intercreditor Agreement) over such Collateral, the Collateral Agent shall have a valid and perfected security interest in such Collateral.

(c)          Types of Collateral.  None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or Standing Timber.

(d)          Accounts.  (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects accurate and what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered), or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Collateral Agent, has been endorsed over and delivered to, or submitted to the control of, the Collateral Agent, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose and (v) the right to receive payment under each Account is assignable.

(e)          Equipment and Inventory.  With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers or out for repair, (iii) Equipment in the possession of contract manufacturers and other service providers or (iv) computer equipment in possession of employees.  No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f)         ERC Claim. (i) The ERC Claim has been duly executed and timely and properly filed with the IRS in the aggregate amount of $1,619,206, (ii) the Grantors have no claims for employee retention credits for any time periods other than those set forth in the definition of “ERC Claim”, (iii) the ERC Claim has not been revoked, withdrawn, or otherwise retracted or modified in any respect, no right thereunder has been waived and all statements in the ERC Claim are true, correct and complete, and not misleading, as of the date the ERC Claim was filed and as of the date hereof, (iv) the Grantors have a right to receive all distributions in the amount of the ERC Claim amount, (v) a true and correct copy of the ERC Claim is attached hereto as Exhibit 5(f), (vi) each Grantor has timely filed all of its federal and state tax returns (including for income taxes and all other taxes), such tax returns are complete and accurate, and all federal and state taxes due and owing by the Company have been paid; (vii) no Grantor has filed, and no Grantor will file, any request for setoff of any current or future tax liabilities against the ERC Claim, or claim the ERC Claim as a credit against any current or future tax liabilities; (viii) except as set forth in Schedule 3.1(dd) in the Note Purchase Agreement, no Grantor has pledged or granted any security interest in or to the ERC Claim to any third party or for the benefit of any third party; and (ix) no payment or other distribution has been received in connection with the ERC Claim as of the date hereof.

(g)          Consents; Etc.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office and patent, trademark and copyright offices and other appropriate Governmental Authorities in other countries or political subdivisions thereof, (iii) [reserved] and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 7(b) and Section 7(d) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office or patent, trademark and copyright offices and other appropriate Governmental Authorities in other countries or political subdivisions thereof) or (C) other than with respect to the licenses set forth on Schedule 5(g) hereto, the exercise by the Collateral Agent or the Secured Parties of the rights and remedies provided for in this Agreement.

(h)          Commercial Tort Claims.  As of the date of this Agreement, such Grantor has no Commercial Tort Claims other than those listed on Schedule 3(c).

(i)           Authorization of Pledged Shares.  The Pledged Shares are duly authorized and validly issued, and, if applicable, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(j)           Title.  Each Grantor has good and indefeasible title to the Pledged Shares of such Grantor and is the legal and beneficial owner of such Pledged Shares.  There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Grantor.

(k)          Exercising of Rights.  The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation applicable to such Grantor or any material contractual restriction binding on or affecting a Grantor or any of its property.  There are no restrictions in any Organization Document governing any Pledged Shares or any document related thereto which would limit or restrict the grant of a Lien pursuant to this Agreement on such Pledged Shares, the perfection of such Lien or the exercise of remedies in respect of such perfected Lien in the Pledged Shares as contemplated by this Agreement.

(l)           Grantor’s Authority.  No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares or any other Person is required either (i) for the pledge made by a Grantor or for the granting of the security interest by a Grantor pursuant to this Agreement (except as have been already obtained) or (ii) for the exercise by the Collateral Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by the UCC or applicable foreign laws or laws affecting the offering and sale of securities), in each case, other than those which have been obtained or made.

(m)         Security Interest/Priority.  Subject to the terms of the Subordination Agreements and the Pari Passu Intercreditor Agreement, this Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Pledged Shares.  The taking of possession by the Collateral Agent or Madryn subject to the terms of the Pari Passu Intercreditor Agreement of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Shares will perfect and establish the priority of the Collateral Agent’s security interest in the Pledged Shares and, when properly perfected by filing a UCC financing statement or registration, in all other Pledged Shares represented by such Pledged Shares and instruments securing the Obligations to the extent such security interest can be perfected by filing a UCC financing statement.  Except as set forth in this Section 5(m), no action is necessary to perfect or otherwise protect such security interest.

(n)          Partnership and Membership Interests.  None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

6.         Covenants of the Obligors. Each Obligor covenants that, so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding, such Obligor shall:

(a)          Financial Statements; Certificates; Other Information. Solely in the event that EW Healthcare Partners, L.P. or its Affiliates hold all of the Notes, deliver to the Collateral Agent, in form and detail reasonably satisfactory to the Collateral Agent:

(i)         Within one hundred twenty (120) days after the end of each fiscal year of the Company (or, if earlier, when required to be filed with the SEC (or foreign equivalent)), subject to any applicable extensions, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

(ii)          Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, when required to be filed with the SEC (or foreign equivalent)), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(iii)      Concurrently with the delivery of the financial statements referred to in Sections 6(a)(i), a duly completed certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Company, including a listing of (A) all Copyrights, Patents or Trademarks and (B) all Trademark Licenses, Copyright Licenses (other than “off-the-shelf” software licenses) and Patent Licenses (except for (x) license grants solely between the Obligors, (y) non-exclusive license grants to distributors or customers to use Trademarks in connection with using, promoting, marketing or selling the Products and (z) non-exclusive license grants solely between the Obligors and their Subsidiaries).

(iv)       No later than March 15th of each calendar year, an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in each case together with such supporting materials as are required by the Collateral Agent and in form reasonably satisfactory to the Collateral Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the then current fiscal year and forecast period.

(v)          Reserved.

(vi)          Promptly after receipt, copies of any detailed audit reports or management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company or any Subsidiary by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them.

(vii)       Concurrently with delivery to the board of directors of the Company or any Obligor (or any committee of such board of directors), copies of all materials (which, for the avoidance of doubt, shall include any minutes of meetings or similar records) furnished to the board of directors of the Company or any Obligor (or any committee of such board of directors); provided, that, it is understood and agreed that the Company or such Obligor may (x) withhold any information if access to such information may be (in the good faith determination of the board of directors of the Company or such Subsidiary) subject to the attorney-client privilege between the Company or such Subsidiary and its counsel, (y) withhold any information if the disclosure thereof is prohibited by any applicable law and (z) withhold any information to the extent which the Collateral Agent, Investors or the Transaction Documents are the subject thereof.

(viii)       Reserved.

(ix)         Reserved.

(x)          Promptly, such additional information regarding the business, financial or corporate affairs of any Obligor or any Subsidiary, or compliance with the terms of the Transaction Documents, as the Collateral Agent or any Investor (through the Collateral Agent) may from time to time reasonably request.

(xi)        Concurrently with delivery thereof to CNB, copies of all financial information, calculations and other reporting provided to CNB pursuant to the terms of the ABL Facility and/or the MSPLP Facility.

(xii)        Reserved.

Documents required to be delivered pursuant to Section 6(a) or Section 6(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or posts a link thereto on the Company’s website on the internet, or (ii) on which such documents are posted on the Company’s behalf on an internet or intranet website, if any, to which each Investor and the Collateral Agent have access (whether a commercial, third-party website, SEC website or whether sponsored by the Collateral Agent).  The Collateral Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery by an Investor, and each Investor shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, each Investor shall have the option in its sole discretion, which may be exercised in writing, to elect to stop receiving any information or reporting that is otherwise required by this Agreement or any other Transaction Document that contains material, non-public information. If an Investor elects to exercise such option, the Obligors shall not deliver any information or reporting that contains material, non-public information to such Investor until such a time as such Investor has notified the Company in writing of its desire to resume receiving such information or reporting.

(b)          Notices. Solely in the event that EW Healthcare Partners, L.P. or its Affiliates hold all of the Notes:

(i)          Promptly (and in any event, within four (4) Business Days) notify the Collateral Agent of the occurrence of any Default.

(ii)         Promptly (and in any event, within five (5) Business Days) notify the Collateral Agent and each Investor of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(iii)         Reserved.

(iv)         Promptly (and in any event, within five (5) Business Days) notify the Collateral Agent of the occurrence of any default or event of default under the MSPLP Facility or the ABL Facility.

(v)          Reserved.

Each notice pursuant to clauses (i) through (v) of this Section 6(b) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the applicable Obligor has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6(b) shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached.

(c)          Preservation of Existence, Maintenance of Properties, Etc.

(i)         Preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization except (solely for Obligors other than the Company) in a transaction permitted by the Transaction Documents.

(ii)         Preserve, renew and maintain in full force and effect its good standing under the laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iii)       Take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iv)         Preserve or renew all of its registered IP Rights and all IP Rights in respect of which an application for registration has been filed or recorded with the United States Copyright Office, the United States Patent and Trademark Office, the Canadian Intellectual Property Office or the Israeli Patent Office (or any foreign equivalent), in each case, the non-preservation or non-renewal of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)         Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted, and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)          Maintenance of IP Rights.

(i)        Renew, prosecute, enforce and maintain all IP Rights except where the failure to renew, prosecute, enforce or maintain any IP Rights could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(ii)          Without limiting the generality of clause (i) above:

(A)          Not do any act, or knowingly omit to do any act, whereby any Copyright owned by any Obligor that is a Material IP Right may become dedicated to the public domain, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(B)         Use commercially reasonable efforts to (1) maintain the quality of products and services offered under each Trademark owned by any Obligor that is a Material IP Right, (2) employ each Trademark owned by any Obligor that is a Material IP Right with the appropriate notice of registration, if applicable, and (3) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademarks unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such Trademark pursuant to this Agreement, in each case except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(C)          Notify the Collateral Agent promptly if they know that any Patent or Trademark owned by any Obligor that is a Material IP Right, or any application or registration relating to any Patent or Trademark owned by any Obligor that is a Material IP Right may become abandoned, invalidated, rendered unenforceable or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof or any court or tribunal in any country) regarding any Obligor’s ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same.

(D)        Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark owned by any Obligor that is a Material IP Right, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(E)          Not (and not permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any Material IP Right may become abandoned, invalidated, rendered unenforceable, diluted or dedicated to the public, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(F)       Use commercially reasonable efforts to maintain the confidentiality of all Trade Secrets and other confidential information that constitute Material IP Rights, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(G)         Promptly notify the Collateral Agent of any infringement, violation or misappropriation of any Material IP Right of which they become aware and take such actions as they shall reasonably deem appropriate under the circumstances to protect such Material IP Right, including, where appropriate, the bringing of suit for infringement, violation, misappropriation or dilution, seeking injunctive relief and seeking to recover any and all damages for such infringement, violation, misappropriation or dilution, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e)          Organization Documents; Legal Name; State of Formation and Form of Entity; Certain Amendments.

(i)          Not amend, modify or change its Organization Documents in a manner adverse to the Collateral Agent’s interest in the Collateral.

(ii)       Not, without providing ten (10) days prior written notice to the Collateral Agent, change its name, state of organization or form of organization (or foreign equivalent) or change its country or nation of domicile, organization or formation.

(iii)       Not amend, waive, modify or change (or permit the amendment, waiver, modification or change of) any of the terms or provisions of the documentation evidencing the MSPLP Facility in a manner that (A) shortens the maturity date thereof, (B) increases the interest rate thereof by more than 2.00% (excluding the imposition of the default rate of interest therein and the impact of an alternate benchmark), (C) accelerates the dates due for payment thereunder, (D) imposes subordination terms on the Notes that are more restrictive than those set forth in the Subordination Agreements, (E) subjects any Obligor to any direct prohibition or limitation on the making of mandatory, required or scheduled payments of principal and interest under the Notes or (F) restricts or prohibits the exercise by any Investor of any remedy or other right under or in connection with the Transaction Documents, other than as provided by the Subordination Agreements.

(f)          Collateral and Guarantee Requirement; Fundamental Changes; Further Assurances.

Within ninety (90) days following the date of any Collateral and Guarantee Test Trigger, (A) cause additional Subsidiaries of the Company to become Obligors by executing a joinder agreement as contemplated by Section 24 in form and substance reasonably satisfactory to the Collateral Agent, and delivering such other documents as may be necessary in order for such additional Subsidiaries to become Guarantors and provide the security interests contemplated by the Transaction Documents, and/or (B) cause the existing Obligors to provide such additional Collateral pursuant to the Transaction Documents, in each case, such that the Collateral and Guarantee Requirement is met with respect to such Collateral and Guarantee Test Trigger.

Each Obligor agrees that such security interests described above shall be granted pursuant to the Transaction Documents or, with respect to any such property acquired subsequent to the date of this Agreement, such other additional security documents as the Collateral Agent shall request, in each case, reasonably satisfactory to the Collateral Agent and that such security interests shall constitute valid and enforceable perfected security interests.  The Obligors will deliver such documentation as the Collateral Agent may reasonably request in connection with the foregoing, including without limitation, appropriate UCC-1 financing statements (or equivalent filings in any foreign jurisdiction), certified resolutions and other organizational and authorizing documents of such Person, all in form, content and scope reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary herein, in no event will any collateral access agreement be required in connection with the Collateral and Guarantee Requirement or for any other purpose hereunder.

Solely to the extent necessary to comply with the Collateral and Guarantee Requirement, the Obligors will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and foreign equivalent financing statements) that may be required under applicable law or that the Investors or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in accordance with the terms hereof.

Each Obligor shall, and shall cause each Subsidiary to, ensure that at all times the exercise of the rights of the Collateral Agent or any Investor under any Transaction Document (including the realization, sale or assignment by the Collateral Agent or an Investor of any Equity Interests in any Subsidiary) does not conflict with its Organization Documents.

(g)          Liens. Not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired that ranks senior to the Obligations, other than (except with respect to the ERC Claim) any such Lien securing the Permitted Senior Debt.

(h)          Indebtedness. Not create, incur, assume or suffer to exist any Indebtedness that ranks senior to the Obligations in priority of payment, other than (i) the Permitted Senior Debt and (ii) unsecured Indebtedness incurred in the ordinary course of business (including Indebtedness incurred from the use of corporate credit cards) in an aggregate principal amount not to exceed $5,000,000.

(i)          Regulatory Compliance.

(i)          Anti-Corruption Laws.

(A)        Conduct its business in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Israeli Penal Law, 1977, Chapter 9, Part 5, and other similar anti-corruption legislation in such or other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

(B)          Not, directly or indirectly, use the proceeds of any Note for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Israeli Penal Law, 1977, Chapter 9, Part 5, and other similar anti-corruption legislation in such or other jurisdictions.

(ii)          Sanctions. Not, directly or indirectly, use the proceeds of any Note, or lend, contribute or otherwise make available the proceeds of any Note to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Investor, Collateral Agent, or otherwise) of Sanctions.

Notwithstanding the foregoing, the covenants in clauses (i) and (ii) above shall not require any Obligor organized under the laws of Canada to take any action or refrain from taking any action that would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

7.          Covenants of the Grantors.  Each Grantor covenants that, so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding, such Grantor shall:

(a)	Other Liens; Defense of Title.

(i)          Defend the Collateral against Liens thereon other than Liens not prohibited by the Transaction Documents.

(ii)        Warrant and defend title to and ownership of the Pledged Shares of such Grantor at its own expense against the claims and demands of all other parties claiming an interest therein, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Shares of such Grantor or any interest therein, if the result thereof could reasonably be expected to violate the Collateral and Guarantee Requirement.

(b)	Reserved.

(c)         Perfection of Security Interest.  After the Closing Date, solely to the extent necessary to comply with the Collateral and Guarantee Requirement:

(i) Deliver to the Collateral Agent or Madryn pursuant to the terms of the Pari Passu Intercreditor Agreement, as applicable (A) simultaneously with or promptly following the execution and delivery of this Agreement, all certificates (if any) representing the Pledged Shares of such Grantor and (B) promptly upon the receipt thereof by or on behalf of a Grantor, all other certificates and instruments constituting Pledged Shares of a Grantor.  Prior to delivery to the Collateral Agent or Madryn, as applicable, all such certificates and instruments constituting Pledged Shares of a Grantor shall be held in trust by such Grantor for the benefit of the Collateral Agent pursuant hereto.  All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 7(c)(i) attached hereto. If such Grantor shall receive (or become entitled to receive) by virtue of its being or having been the owner of any Pledged Shares, any (1) certificate or instrument, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or other Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments, (2) option or right, whether as an addition to, substitution for, conversion of, or an exchange for, any Pledged Shares or otherwise in respect thereof, (3) dividends payable in securities or (4) distributions of securities or other Equity Interests, cash or other property in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Grantor shall accept and receive each such certificate, instrument, option, right, dividend or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Grantor’s other property and shall deliver it forthwith to the Collateral Agent or Madryn, as applicable, in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 7(c)(i), to be held by the Collateral Agent or Madryn, as applicable, as Pledged Shares and as further collateral security for the Obligations.

(ii)         Execute and deliver to the Collateral Agent, or Madryn, as applicable, such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent shall reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary, appropriate or convenient (A) to assure to the Collateral Agent the effectiveness, perfection and priority of its security interests in the Collateral hereunder, including (1) such instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (2) with regard to Copyrights and Copyright Licenses, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 7(c)(ii)(A)(2) attached hereto, (3) with regard to Patents and Patent Licenses, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 7(c)(ii)(A)(3) attached hereto and (4) with regard to Trademarks registered with the United States Patent and Trademark Office and all applications for Trademarks filed with the United States Patent and Trademark Office and Trademark Licenses, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 7(c)(ii)(A)(4) attached hereto, (B) to consummate the transactions contemplated hereby and (C) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder.  To that end, each Grantor authorizes the Collateral Agent to file one or more financing statements (including authorization to describe the Collateral as “all assets” or words of similar meaning) disclosing the Collateral Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain unpaid.  Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Grantor wherever the Collateral Agent may in its sole discretion desire to file the same.  In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove).  If any Collateral is in the possession or control of a Grantor’s agents (other than contract manufacturers and other service providers in the ordinary course of business) and the Collateral Agent so requests, such Grantor agrees to notify such agents in writing of the Collateral Agent’s security interest therein and, upon the Collateral Agent’s request, instruct them to hold all such Collateral for the account of the Secured Parties.  Each Grantor agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

(d)       Notwithstanding anything to the contrary herein, in no event will any control agreement, collateral access agreement, leasehold mortgage or possessory collateral (other than equity certificates) be required for any purpose hereunder.

(e)         ERC Claim. Not revoke, withdraw or otherwise retract or modify or waive any rights under the ERC Claim, and not transfer, sell or assign any interests in the ERC Claim, without the prior written consent of the Collateral Agent. Upon receipt of the ERC Claim by a Grantor, such Grantor shall (i) accept and hold such funds for the sole benefit of Collateral Agent, (ii) not commingle such funds with its own funds or another person’s funds and (iii) pay the Notes or cause the Notes to be paid in accordance with Section 5.3 of the Notes.

(f)	Reserved.

(g)
Further Assurances.  Promptly following the request therefor, and subject to the terms of the Pari Passu Intercreditor Agreement and the Subordination Agreements, execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Collateral of such Grantor (including, without limitation, any and all other action reasonably necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a perfected security interest in all Collateral), (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral of such Grantor and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Collateral Agent, delivering to the Collateral Agent or Madryn, as applicable, upon its request following the occurrence and continuation of an Event of Default, irrevocable proxies in respect of the Pledged Shares of such Grantor, in each case, to the extent consistent with the terms hereof.

(h)
Amendments.  Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Shares of such Grantor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Shares of such Grantor to the extent such action could reasonably be expected to result in a violation of the Collateral and Guarantee Requirement.

(i)          Reserved.

(j)	Reserved.

(k)          Issuance or Acquisition of Equity Interests.  Not, without promptly executing and delivering, or causing to be executed and delivered, to the Collateral Agent or Madryn, as applicable, such agreements, documents and instruments as the Collateral Agent may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Equity Interests constituting Pledged Shares consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

8.          Advances.  On failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Transaction Document, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent may make for the protection of the security hereof or that may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Obligors, on demand, on a joint and several basis (subject to Section 23 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Interest Rate applicable while an Event of Default has occurred and is continuing.  No such performance of any covenant or agreement by the Collateral Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default.  The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.  Notwithstanding the foregoing, the terms of this Section 8 shall only apply when no Permitted Senior Debt is outstanding.

9.           Remedies.

(a)          General Remedies.  Upon the occurrence of an Event of Default and solely during the continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Transaction Documents, in any other documents relating to the Obligations, or by law (including, without limitation, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Collateral Agent may, with or without judicial process or the aid and assistance of others to the extent permitted by applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent at the expense of the Grantors any Collateral at any place and time designated by the Collateral Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting the sale or other disposition thereof and/or (v) at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale.  In addition to all other sums due the Collateral Agent and the Secured Parties with respect to the Obligations, the Grantors shall pay the Collateral Agent and each of the Secured Parties all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent or any such Secured Party, in enforcing its remedies hereunder including, but not limited to, reasonable and documented attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the Secured Parties or the Grantors concerning any matter arising out of or connected with this Agreement, any Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions set forth in the Transaction Documents at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by law, any Secured Party may be a purchaser at any such sale.  To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable law, the Collateral Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent may further postpone such sale by announcement made at such time and place.

(b)        Remedies Relating to Accounts.  Upon the occurrence of an Event of Default and solely during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent and (ii) the Collateral Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify (or require such Grantor to notify) any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.  Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  The Collateral Agent and the other Secured Parties shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, upon the occurrence of an Event of Default and solely during the continuation thereof, (A) the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications, (B) upon the Collateral Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of and trial balances for, the Accounts and (C) the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)          Remedies Relating to Pledged Shares.

(i)          Sale of Pledged Shares.  Upon the occurrence of an Event of Default and solely during the continuation thereof, without limiting the generality of this Section 9 and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Shares, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, any Secured Party may in such event, bid for the purchase of such securities.  Each Grantor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Grantor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Grantor, in accordance with the notice provisions set forth in the Transaction Documents at least ten (10) Business Days before the time of such sale.  The Collateral Agent shall not be obligated to make any sale of Pledged Shares of such Grantor regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(ii)          Private Sale.  Upon the occurrence of an Event of Default and solely during the continuation thereof, the Grantors recognize that the Collateral Agent may be unable or deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Shares and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Shares to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof, and who are “accredited investors” under the Securities Act.  Each Grantor acknowledges and agrees that any such private sale may be at prices and on other terms less favorable than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Shares for the period of time necessary to permit the issuer of such Pledged Shares to register such Pledged Shares for public sale under the Securities Act or under applicable state securities laws.  Each Grantor further acknowledges and agrees that any offer to sell such Pledged Shares that has been publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act) shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Shares.

(d)          Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and solely during the continuation thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, at such time the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)          Remedies Relating to ERC Claim.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and solely during the continuation thereof, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, to demand, sue for, compromise and recover all sums of money that are now or that hereafter might become due and payable for or on account of such Grantor’s right to receive any and all payments, proceeds or distributions of any kind (without set-off, deduction or withholding of any kind) from the IRS in respect of the ERC Claim and to submit any and all forms required for the Collateral Agent to receive the ERC Claim directly from the IRS.  The Collateral Agent shall have no direct contractual relationship with the IRS by reason of this Agreement.  The Collateral Agent does not assume and shall not be responsible for any obligations, liabilities or expenses of any Grantor related to the ERC Claim or any other Grantor obligations owing to the IRS.

(f)          Nonexclusive Nature of Remedies.  Failure by the Collateral Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Transaction Document, any other documents relating to the Obligations, or as provided by law, or any delay by the Collateral Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the Secured Parties shall only be granted as provided herein.  To the extent permitted by law, neither the Collateral Agent, the Secured Parties, nor any party acting as attorney for the Collateral Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Collateral Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy that the Collateral Agent or the Secured Parties may have.

(g)         Retention of Collateral.  To the extent permitted by applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and solely during the continuation thereof, the Collateral Agent may, in compliance with Sections 9-620 and 9-621 of the UCC (or any successor section) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Obligations.  Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Obligations for any reason.

(h)          Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency (subject to Section 23 hereof), together with interest thereon at the Interest Rate applicable while an Event of Default has occurred and is continuing, together with the costs of collection and the reasonable fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(i)          No Objection.   An Israeli Guarantor shall, and each Israeli Guarantor does hereby, and at all times shall, irrevocably and unconditionally waive any right it may have to object to any application by the Collateral Agent to a court of competent jurisdiction to exercise the powers accorded to it under this Agreement or similar powers, or to appoint a trustee, administrator, receiver, liquidator or other official with such or similar powers.

10.          Rights of the Collateral Agent.

(a)         Power of Attorney.  In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and solely during the continuation of an Event of Default:

(i)          to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Collateral Agent may reasonably deem appropriate;

(ii)       to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)       to defend, settle or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv)         to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)          to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi)         to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)        to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii)       to maintain (including determining not to renew, pursue or further file) and enforce all IP Rights, forming any part of the Collateral;

(ix)       to sell, assign, transfer, license, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(x)          to adjust and settle claims under any insurance policy relating thereto;

(xi)      to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(xii)        to institute any foreclosure proceedings that the Collateral Agent may reasonably deem appropriate;

(xiii)     to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Shares;

(xiv)    to exchange any of the Pledged Shares or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may deem reasonably appropriate;

(xv)        to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Shares into the name of the Collateral Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Shares or any part thereof may be sold pursuant to Section 9 hereof; and

(xvi)      to do and perform all such other acts and things as the Collateral Agent may deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall remain outstanding.  The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement and shall not be liable for any failure to do so or any delay in doing so.  The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)        Assignment by the Collateral Agent.  The Collateral Agent may from time to time assign the Obligations to a successor Collateral Agent appointed in accordance with the Transaction Documents, and such successor shall be entitled to all of the rights and remedies of the Collateral Agent under this Agreement in relation thereto.

(c)          Releases of Collateral.  If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Transaction Documents, then the security interest therein shall be automatically released and the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Transaction Document on such Collateral.  The Collateral Agent may release any of the Pledged Shares from this Agreement or may substitute any of the Pledged Shares for other Pledged Shares without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Shares not expressly released or substituted, and this Agreement shall continue as a lien on all Pledged Shares not expressly released or substituted. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, the security interest in the Collateral granted by the Grantors shall be released and, at the request and sole expense of the Grantors, the Collateral Agent shall promptly execute and deliver to the Grantors all releases and other documents and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Transaction Document on such Collateral on the earliest to occur of (i) assignment by EW Healthcare Partners, L.P. or is Affiliates of any of its rights under the Notes (other than to an Affiliate of EW Healthcare Partners, L.P.) and (ii) the occurrence of the “Collateral Release Date” (as defined in the Madryn Guaranty and Security Agreement) (the “Collateral Release Date”).  Further, Sections 3, 4, 5, 6(f), 7, 8, 9, 10 (other than Section 10(c) and Section 10(d)) and 11 of this Agreement shall automatically terminate on the Collateral Release Date.

(d)          The Collateral Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder and to account for all proceeds thereof, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 9 hereof, the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to any matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(e)          Voting Rights in Respect of the Pledged Shares.

(i)          So long as no Event of Default shall have occurred and be continuing, each Grantor may exercise any and all voting and other consensual rights pertaining to the Pledged Shares of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Transaction Documents; and

(ii)          Upon the occurrence and during the continuance of an Event of Default, and delivery by the Collateral Agent to the applicable Grantor of notice of its intent to exercise its rights under this Section 10(e), all rights of a Grantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(f)	Dividend Rights in Respect of the Pledged Shares.

(i)          So long as no Event of Default shall have occurred and be continuing and subject to Section 7(c) hereof, each Grantor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Shares addressed hereinabove) or interest paid in respect of the Pledged Shares.

(ii)          Upon the occurrence and during the continuance of an Event of Default, and delivery by the Collateral Agent to the applicable Grantor of notice of its intent to exercise its rights under this Section 10(f):

(A)         all rights of a Grantor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Collateral Agent, which shall then have the sole right to receive and hold as Pledged Shares such dividends, distributions and interest payments; and

(B)          all dividends and interest payments that are received by a Grantor contrary to the provisions of paragraph (ii)(A) of this subsection shall be received in trust for the benefit of the Collateral Agent and Madryn as provided for in the Pari Passu Intercreditor Agreement, shall be segregated from other property or funds of such Grantor, and shall be promptly paid over to the Collateral Agent or Madryn, as applicable, as Pledged Shares in the exact form received, to be held by the Collateral Agent or Madryn, as applicable, as Pledged Shares and as further collateral security for the Obligations.

11.          Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 4.2 or Section 4.3 of any Note, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Obligations that were so accelerated, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12.          Continuing Agreement.

(a)          This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding.  Upon payment or other satisfaction of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), this Agreement and the liens and security interests of the Collateral Agent hereunder shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination and return to Grantors all Collateral in its possession.  Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.

(b)          This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided, that, in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

13.          Amendments and Waivers.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.6 of the Note Purchase Agreement.

14.         Successors in Interest.  This Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the Secured Parties hereunder, to the benefit of the Collateral Agent and the Secured Parties and their successors and permitted assigns; provided, however, that, none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Investors under the Transaction Documents.

15.          Notices and Other Communications; Facsimile Copies.

(a)         Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to Obligors:

Venus Concept Inc.
Attn:     Rajiv De Silva, CEO
Michael Mandarello, General Counsel
235 Yorkland Blvd, Suite 900
Toronto, Ontario, Canada M2J 4Y8
Electronic Mail: rdesilva@venusconcept.com
mmandarello@venusconcept.com
Telephone: +1 (888) 907-0115
Facsimile: +1 (855) 907-0115

With a copy to:

Reed Smith LLP

Attn: Benjamin Brimeyer
10 South Wacker Drive
Chicago, Illinois 60606
Electronic Mail: bbrimeyer@reedsmith.com
Telephone: +1 (312) 207-1000
Facsimile: +1 (312) 207-6400

Attn: Mark Pedretti
599 Lexington Avenue
New York, New York 10022
Electronic Mail: mpedretti @reedsmith.com
Telephone: +1 (212) 521-5400
Facsimile: +1 (212) 521-545

(ii)	if to Collateral Agent:

Notice shall be sent to both of the following addresses:

EW Healthcare Partners, L.P.
Attn: R. Scott Barry
21 WaterWay Ave, Suite 225
The Woodlands, TX 77380
Electronic Mail: sbarry@ewhealthcare.com
Telephone: +1 (646) 429-1259

and

EW Healthcare Partners, L.P.
Attn: Greg Hill
21 WaterWay Ave, Suite 225
The Woodlands, TX 77380
Electronic Mail: ghill@ewhealthcare.com
Telephone: 281-364-1555

With a copy (which shall not constitute notice) to:

Barnes & Thornburg LLP
Attn: Bruce A. Zivian; Taylor K. Wirth
One N. Wacker Drive, Suite 4400
Chicago, IL 60606-2833
Electronic Mail: bzivian@btlaw.com; Taylor.Wirth@btlaw.com
Telephone: +1 (312) 214-5601
Facsimile:  +1 (312) 759-5646

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)        Electronic Communications.  Notices and other communications to the Collateral Agent hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites).  The Collateral Agent or the Obligors may each, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

16.        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

17.        Headings.  Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

18.        Governing Law; Venue; Waiver of Right to Jury Trial.   The terms of Section 9.10 of the Note Purchase Agreement with respect to governing law, venue, and waiver of the right to a jury trial are each incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19.       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.          Entirety.  This Agreement, the other Transaction Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any proposal letters or correspondence relating to the Transaction Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

21.         Survival.  All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Agreement, the other Transaction Documents and the other documents relating to the Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith. It is understood and agreed that, notwithstanding the foregoing, representations and warranties shall only be made (or deemed to be made) by the Obligors hereunder on the date hereof and on each date thereafter on which the representations and warranties set forth herein are required to be made (or deemed to be made).

22.        Other Security.  To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by a Grantor) or by a guarantee, endorsement or property of any other Person, then to the extent permitted by applicable law the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Collateral Agent or the Secured Parties under this Agreement, under any of the other Transaction Documents or under any other document relating to the Obligations.

23.          Joint and Several Obligations of Grantors.

(a)        Subject to Section 23(b), each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them. Each Obligor irrevocably and unconditionally does, and at all times shall, waive (i) any claim or defense that joint and several liability hereunder shall be considered a guarantee under the Israeli Guarantee Law and (ii) any rights or defenses under such law, should such law be considered to nonetheless apply.

(b)          Notwithstanding any provision to the contrary contained herein, in any other of the Transaction Documents or in any other documents relating to the Obligations, the obligations of each Obligor under this Agreement, the other Transaction Documents and the other documents relating to the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

24.         Joinder.  At any time after the date of this Agreement, one or more additional Subsidiaries may become party hereto by executing and delivering to the Collateral Agent a joinder agreement.  Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Subsidiary will become a party to this Agreement as a “Grantor,” a “Guarantor,” and/or an “Obligor,” as applicable, and have all the rights and obligations of a “Grantor,” a “Guarantor,” and/or an “Obligor,” as applicable, hereunder and this Agreement and the schedules hereto shall be deemed amended by such joinder agreement.

25.          [Reserved].

26.       Consent of Issuers of Pledged Shares.  Each issuer of Pledged Shares party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interest in such Pledged Shares by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

27.        Confidentiality.  Section 9.3 of the Note Purchase Agreement is incorporated herein by this reference as if set forth in full in this Agreement, mutatis mutandis.

28.      Termination.  This Agreement shall automatically terminate upon the earlier to occur of satisfaction (whether by repayment, conversion into Equity Interests of the Company, or some combination thereof) in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted).

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS	VENUS CONCEPT INC.,
as a Grantor

	By:	/s/ Rajiv DeSilva
Name:	Rajiv DeSilva
Title:	Chief Executive Officer

VENUS CONCEPT USA INC.,
as a Guarantor and as a Grantor

By:	/s/ Rajiv DeSilva
Name:	Rajiv DeSilva
Title:	President and Assistant Secretary

VENUS CONCEPT CANADA CORP.,
as a Guarantor

By:	/s/ Hemanth Varghese
Name:	Hemanth Varghese
Title:	President and General Manager

VENUS CONCEPT LTD.,
as a Guarantor

By:	/s/ Rajiv DeSilva
Name:	Rajiv DeSilva
Title:	Chief Executive Officer

VENUS CONCEPT INC.
GUARANTY AND SECURITY AGREEMENT

Accepted and agreed to as of the date first above written.

COLLATERAL AGENT:	EW HEALTHCARE PARTNERS, L.P.,
a Delaware limited partnership

By:	ESSEX WOODLANDS FUND IX-GP, L.P.,
its General Partner

By:	ESSEX WOODLANDS IX, LLC,
its General Partner

By:	/s/ R. Scott Barry
Name:	R. Scott Barry
Title:	Manager

VENUS CONCEPT INC.
GUARANTY AND SECURITY AGREEMENT

SCHEDULES

Exhibit 5(f)

ERC CLAIM

(see attached)

EXHIBIT 7(c)(i)

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________, a ____________ corporation:

Number of Shares          Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:
Name:
Title:

EXHIBIT 7(c)(ii)(A)(II)

FORM

OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Guaranty and Security Agreement dated as of January 18, 2024 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and EW Healthcare Partners, L.P., as Collateral Agent (the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the copyrights, copyright licenses and copyright applications shown on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the copyrights, copyright licenses and copyright applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright, copyright license or copyright application.

[Signature pages follow]

Very truly yours,

[GRANTOR]

By:
Name:
Title:

Acknowledged and Accepted:

COLLATERAL AGENT:	EW HEALTHCARE PARTNERS, L.P.,
a Delaware limited partnership

By:	ESSEX WOODLANDS FUND IX-GP, L.P.,
its General Partner

By:	ESSEX WOODLANDS IX, LLC,
its General Partner

By:
Name:
Title:

EXHIBIT 7(c)(ii)(A)(III)

FORM

OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Guaranty and Security Agreement dated as of January 18, 2024 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and EW Healthcare Partners, L.P., as Collateral Agent (the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the patents, patent licenses and patent applications set forth on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the patents, patent licenses and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent, patent license or patent application.

[Signature pages follow]

Very truly yours,

[GRANTOR]

By:
Name:
Title:

Acknowledged and Accepted:

COLLATERAL AGENT:	EW HEALTHCARE PARTNERS, L.P.,
a Delaware limited partnership

By:	ESSEX WOODLANDS FUND IX-GP, L.P.,
its General Partner

By:	ESSEX WOODLANDS IX, LLC,
its General Partner

By:
Name:
Title:

EXHIBIT 7(c)(ii)(A)(IV)

FORM

OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Guaranty and Security Agreement dated as of January 18, 2024 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and EW Healthcare Partners, L.P., as Collateral Agent (the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks, trademark licenses and trademark applications set forth on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the trademarks, trademark licenses and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark, trademark license or trademark application.

[Signature pages follow]

Very truly yours,

[GRANTOR]

By:
Name:
Title:

Acknowledged and Accepted:

COLLATERAL AGENT:	EW HEALTHCARE PARTNERS, L.P.,
a Delaware limited partnership

By:	ESSEX WOODLANDS FUND IX-GP, L.P.,
its General Partner

By:	ESSEX WOODLANDS IX, LLC,
its General Partner

By:
Name:
Title: